Exhibit 32.2

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Transition Report on Form 10-K of Mistras Group, Inc. (the Company) for the transition period ended December 31, 2016, I, Jonathan H. Wolk, Principal Financial and Accounting Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Transition Report on Form 10-K for the transition period ended December 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Transition Report on Form 10-K for the transition period ended December 31, 2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany such Transition Report on Form 10-K for the transition period ended December 31, 2016, pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date:	March 20, 2017	/s/ JONATHAN H. WOLK
Jonathan H. Wolk
Senior Executive Vice President, Chief Financial Officer, and Treasurer
(Principal Financial and Accounting Officer)